Exhibit 99.2

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors) (480) 606-3337 Jeff Stanlis, Hayden Communications (media) (602) 476-1821

For immediate release

RURAL/METRO SETS DATE FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

SCOTTSDALE, Ariz. (September 19, 2007) – Rural/Metro Corporation, a leading national provider of ambulance and private fire protection services, announced today that its 2007 Annual Meeting of Stockholders would be held at 3 p.m. Thursday, February 28, 2008 at the Company’s headquarters in Scottsdale, Arizona.

The meeting date will accommodate the time needed for the Company to complete its current year-end review and historical financial statements, file its Annual Report on Form 10-K for the fiscal year ended June 30, 2007, and distribute proxy materials to stockholders. The Company announced on September 14, 2007 that it would delay filing the aforementioned annual report so that it may complete the restatement of its financial statements related to financial reporting for income taxes, deferred rent, and other items. The Company expects to file the annual report within the next 60 days.

The Company’s Board of Directors also will include a proposal at the 2007 Annual Meeting requesting stockholder approval of an equity-based compensation plan, which management believes will further align the Company and its stockholders. In order to reduce costs, the Company will utilize the additional time to finalize the remaining details of the plan structure, and submit the proposal to shareholders at the annual meeting rather than hold a special meeting of stockholders on a different date.

Additionally, the Company’s Board of Directors has extended an invitation to Accipiter Capital Management, LLC, a significant stockholder of the Company, to meet with the Board at its next regularly scheduled meeting in December 2007.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 23 states and approximately 400 communities throughout the United States. The Company’s headquarters are located at 9221 E. Via de Ventura, Scottsdale, Arizona, 85258. For more information, visit the company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about the accounting adjustments, its financial condition, performance and other matters that constitute “forward-looking” statements; as such term is defined by the federal securities laws. You can find many of these statements by looking for words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “should,” “continue,” “predict,” “preliminary” and similar words used herein. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to: (1) the results and effect of the Company’s review of its accounting practices; (2) the effects of any potential SEC or NASDAQ inquiry with respect to the potential adjustments or the Company’s accounting practices; (3) expectations as to the timing of the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-K for the fiscal year ended June 30, 2007, and the issuance of interim financial results for the Company; (4) should NASDAQ seek to delist the Company’s common stock following an untimely SEC filing, the possibility that the NASDAQ Listing Qualifications Panel may not grant the Company’s request for an extension to regain compliance with NASDAQ listing qualifications or the Company’s failure to regain compliance within any extension period, in which case the Company’s common stock would be delisted from the Nasdaq National Market; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the possibility that any default under the Company’s financing arrangements could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; and (7) the additional risks and uncertainties and important factors detailed from time to time in the Company’s press releases and in the Company’s periodic filings under the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

(RURL/G)